Exhibit 10.8
STOCK PURCHASE AND SALE AGREEMENT

     THIS STOCK PURCHASE AND SALE AGREEMENT ("Agreement") is entered into this _ day of April, 2005 by and between MICHAEL NAUGHTON having an address of 150 S. Havana St., Aurora, CO 80012 (the
"Buyer") and BRAD STEWART having an address of 3757 Woodcliff Rd., Sherman Oaks, CA 91403 ("Seller") and COMPOUND NATURAL FOODS, INC., a Nevada corporation (the "Company") for those purposes in connection with which the Company is specifically included herein (Buyer, Seller and the Company are referred to herein individually as a "Party" and, collectively, as the "Parties.")

                                    RECITALS:

     WHEREAS, Seller is the holder of record of one million (1,000,000) shares of the free-trading issued and outstanding $.001 par value common stock of the Company (the "Free-Trading Securities"); and

     WHEREAS, Buyer desires to purchase the Free-Trading Securities from Seller, and Seller desires to sell the Free-Trading Securities to Buyer pursuant to the terms and subject to the conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the premises, and the respective agreements, covenants, representations and warranties of the Parties herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article l:

     "Best Efforts" the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible, provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

     "Breach" a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "Proceeding" any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.



     "Threatened" a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

ARTICLE II
PURCHASE AND SALE OF CONTROL SECURITIES

     Section 2.1 SALE OF FREE-TRADING SECURITIES: Subject to the terms and conditions set forth in this Agreement, Seller shall sell, transfer and convey the Free-Trading Securities to Buyer, free and clear of any and all liens, claims, and encumbrances, whatsoever, and Buyer shall purchase the Free-Trading Securities from Seller (the
"Transaction").

     Section 2.2 CONSIDERATION. As payment for the sale, conveyance and transfer of the Free-Trading Securities by Seller to Buyer, Buyer shall deliver the sum of ONE HUNDRED AND 00/100 DOLLARS ($100.00) ("Purchase Price") to Escrow Agent (defined below) at the closing of this Transaction.

     Section 2.3 ESCROW. All Free-Trading Securities purchased by
Buyer herein, and sold and delivered by Seller shall be transferred into the escrow ("Escrow") of Laura E. Anthony, Esq. ("Anthony") and administered in accordance with that certain escrow agreement by and among Anthony, on the one hand as escrow agent, and the other parties thereto, on the other, the form of which is attached hereto as Exhibit "A" ("Escrow Agreement"). Escrow Agent shall, among other things in this connection, deliver out of Escrow, the Free-Trading Securities to Buyer upon the execution, delivery and performance by the parties identified in the Escrow Agreement of their obligations pursuant to the Transaction Documents, also identified therein and the Purchase Price to the Seller.

     Section 2.4 OTHER TRANSACTIONS. The parties acknowledge that in addition to the Transaction the subject matter of this Agreement, it is the intent of Buyer that Seller and Clayton Duxbury ("Duxbury") be repaid certain amounts of money previously loaned by Seller and Duxbury to Pure Nature, LLC, a Colorado limited liability company
("Pure Nature"), as said transaction is documented in that certain Note Purchase and Use of Proceeds Agreement among Buyer, in his capacity also as "Buyer" in said instrument, Joey Canyon ("Canyon"), the Company and Pure Nature (the "Note Purchase Agreement"). The Parties acknowledge that the concurrent execution, delivery and performance of the Note Purchase Agreement, including the repayment provision in favor of Seller in connection therewith by Pure Nature, is a material inducement for Seller to sell the Free-Trading Securities to Buyer pursuant hereto, and, at the same time, that the execution, delivery and performance of this Agreement is a material inducement for Buyer to enter into and perform under said Note Purchase Agreement.








ARTICLE III
CONDITIONS OF CLOSING/DUE DILIGENCE

      Section 3.1 CONDITIONS TO CONSUMMATION OF THE TRANSACTION. The respective obligations of the Parties pursuant to the Transaction the subject of this Agreement are subject to: (i) the successful consummation of those certain other transactions of even date hereof that are integrally-related to this Transaction, including (a) as referred to in
Section 2.4 above, the transactions referred to the Note Purchase Agreement, (b) the successful consummation of the stock purchase transaction referred to in that certain Stock Purchase and Sale Agreement among Canyon, Gerald R Newman ("Newman"), Duxbury and the Company, wherein Newman and Duxbury shall have sold sixty (60) million restricted shares of the $.001 par value common stock of the Company to Canyon ("Control Security Transaction"), and (c) the entry into the Escrow Agreement by Anthony and the Parties thereto; and (ii) the satisfaction of conditions customary to transactions of this type, including without limitation, (u) execution of this Agreement by all Parties; (v) the absence of any pledges, liens, security interests in or to, or any other encumbrance of any nature whatsoever arising in connection with the Free-Trading Securities (w) the absence of a material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of the Company prior to closing, (x) the absence of pending or Threatened litigation, investigations or other matters affecting the Company, the Buyer or the Transaction, (y) satisfactory completion by the Buyer and the Seller of a due diligence investigation of the other Party; and (z) confirmation that the representations and warranties of each Party are true and accurate in all respects.

     Section 3.2 DUE DILIGENCE OBLIGATIONS OF SELLERS TO BUYER. Seller shall use his Best Efforts to provide, or cause to be provided, such necessary information to Buyer in respect of the Company enabling him to complete due diligence. Immediately upon execution of this Agreement, Seller shall deliver or cause to be delivered to Buyer a form of transfer documents for the transfer of the Free-Trading Securities from Sellers to Buyer.

     Section 3.3 CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CID SE; Buyer's obligation to purchase the Free-Trading Securities and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyers, in whole or in part):

           (a)	All representations and warranties of Seller contained
herein being true at the time of Closing;
           (b) From the date of this Agreement, there must not have been commenced or Threatened against the Company, or against any person affiliated with the Company, including Seller, any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with the contemplated Transaction, (ii) involving the ability of the Company to continue trading its securities, including the Free-
Trading Securities in compliance with the federal securities laws of the United States, or (iii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with the contemplated transactions.


     Section 3.5 CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE-Seller's obligations to sell the Free-Trading Securities and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

           (a)	All representations and warranties of Buyer contained
herein being true at the time of Closing;

           (b)	Buyer shall have tendered the consideration as
specified in Section 2.2 of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SELLERS

     Seller and where applicable, the Company, represents and warrants to buyer that at the time of the execution of this Agreement and at the Closing thereof

      (a) MARKETABLE TITLE. The Seller shall convey to Buyer good and marketable title in and to the Free-Trading Securities, free and clear of any and all liens, claims, encumbrances, including, but not limited to, any and all pledges and security interests, and all other defects of title of any type whatsoever;

      (b) AUTHORITY. The Seller has the right, power, legal capacity and authority to enter into and perform his obligations under this Agreement and no approvals or consents of any persons or entities are necessary in connection with it;

      (c) OUTSTANDING CLAIMS, SUITS OR ACTIONS. Seller is not aware of any outstanding claims, suits or actions or potential claims, suits or actions in connection with him, the Transaction, and/or the Company. Seller has not been put on notice of default of any obligation. Seller is not aware of any individual suffering an injury on the premises owned and operated by Company.

      (d) CREDITORS AND LIABILITIES. To Seller's knowledge, there are no liens on assets, the Free-Trading Securities, or obligations of Company, and that the Company has no liabilities of any sort whatsoever which have not been disclosed or provided to Canyon in written due diligence documents presented by Newman and Duxbury to Canyon pursuant to the Control Security Transaction, that all federal, state, and local, taxes (including, but not limited to, sales and payroll taxes), assessments, fines, penalties, if any, have been prepared, filed, and paid with the appropriate governmental authorities up to and through the date of Closing, or if such returns have not been filed, the Company has no taxable obligations.

      (e) CONTRACTS. To Seller's knowledge, neither the Company nor Seller is a party to any agreement, contract, or understanding, oral or written, express or implied, which would prevent them from lawfully entering into this Agreement or which would create an obligation upon them as a result of this Transaction. All employees, vendors, contractors and the like are "at will." Seller has no contract with a business broker and is not obligated to pay a business broker a commission as a result of this Transaction.

      (f) FINANCIAL INFORMATION. Newman has, or will have prior to Closing, delivered all financial information requested by Canyon regarding the Company pursuant to the Control Share Transaction, including annual income tax returns, bank statements, and financial statements, and such financial information when taken together as a whole is true, complete, correct, and accurate, and there has been no material change in the financial condition of the Company since the most recent financial information provided. Notwithstanding anything in the forgoing sentence to the contrary, to the extent the financial statements have erroneously included in their disclosure asset and income items attributable to Pure Nature under the assumption that Pure Nature had heretofore been combined into the Company, representations as to the correctness and accuracy thereof are hereby retracted.

      (g) BOOKS AND RECORDS. To Seller's knowledge, the books of account, minute books, stock record books, and other records of the Company, shall be delivered to Canyon at Closing of the Control Share Transaction. Seller makes no representations as to the completeness of such records. Buyer agrees that he is buying the Free-Trading Securities "as is".

      (h) TAXES Except as disclosed in due diligence, to Seller's knowledge, the Company has, filed, or caused to be filed (on a timely basis since ), all tax returns that are or were required to be filed pursuant to applicable legal requirements. To Seller's knowledge, the Company has paid, or made provision for the payment of, all taxes that have or may have become due pursuant to those tax returns or otherwise, or pursuant to any assessment received by Seller or the Company. To
Seller's knowledge, all tax returns filed by the Company are true, correct, accurate, and complete. To Seller's knowledge, there is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

      (i) NO MATERIAL ADVERSE CHANGE. To Seller's knowledge, since the date of the initiation of negotiations regarding this Transaction, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company (financial or otherwise), and no event has occurred or circumstance exists that may result in such a material adverse change.

      (j) DISCLOSURE:, The representations and warranties of Seller in this Agreement, taken together as a whole, do not omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to Seller that has specific application to the Seller or the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement.

      (k) NO PREFERRED SHARES ISSUED OR OUTSTANDING. To Seller's knowledge, the Company has not issued any preferred shares of stock and no such preferred shares are outstanding.

ARTICLE V
REPRESENTATION AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to Seller that:

      (a) Buyer is a sophisticated investor. The Buyer has the financial ability to pay the consideration required at Closing and to bear the economic risk of this investment in the Free-Trading
Securities, has adequate means for providing for the current needs and contingencies of the Buyer and has no need for immediate liquidity with respect to the investment in the Free-Trading
Securities.

     b.  He has

           (i) evaluated the risks of a purchase of the Free-Trading
Securities
            and has relied solely upon his own investigation of the Company and the information and representations made by the Seller and the Company contained herein this Agreement and any written information and documents provided to Buyer by the Seller and/or the
            Company;

           (ii) been given the opportunity to ask questions of, and receive answers from, the Company and Seller concerning the terms and conditions of the Free-Trading Securities and other matters pertaining to this investment, and has been given the opportunity
           to obtain such additional information necessary to verify the accuracy of the information contained in any documents provided in order for the Buyer to evaluate the merits and risks of the purchase of the Free-Trading Securities to the extent the
Company
           or Seller possess such information or could acquire it without unreasonable efforts or expense, and has not been furnished with any
            other offering literature upon which the Buyer has relied;

           (iii) not been furnished by Seller with any oral or written representation or oral or written information upon which the
Buyer
            has relied in connection with the offering of the Free-
Trading
           Securities that is not contained, or referred to, in this Agreement;

           (iv) investigated the acquisition of the Free-Trading
Securities to
           the extent the Buyer has deemed necessary or desirable, and the
           Company or Seller have provided the Buyer with any assistance the
           Buyer has requested in connection herewith;

           (v) determined that the Free-Trading Securities are a suitable investment for the Buyer and that at this time the Buyer could bear a complete loss of an investment in the Free-Trading Securities purchased hereby; and

           (vi) is experienced in transactions involving obtaining control of companies such as the Company.

      (c) The Buyer is not relying on the Seller, or the Company, or any of its affiliates, or this Agreement, with respect to the Buyer's tax consequences with respect to the Buyer's purchase of the Free-Trading Securities.

      (d)	No federal or state agency has passed upon the Free-Trading
Securities or made any finding or determination as to the fairness of this investment.

      (e) The Buyer is an individual over the age of 18 years and is empowered, authorized and qualified to purchase the Free-Trading
Securities, in the manner contemplated in this Agreement.

      (f) The Buyer has the right, power, legal capacity and authority to enter into and perform his obligations under this Agreement and no approvals or consents of any persons or entities are necessary in connection with such actions.

ARTICLE VI
INDEMNIFICATION

     Section 6.1 INDEMNIFICATION BY SELLER: Seller shall indemnify, save, defend and hold harmless Buyer from and against any and all damages, costs, liabilities, and expenses, of any kind whatsoever (including reasonable attorneys' fees) arising out of; or in connection with,
(a) any and all operations, activities, and events, of and/or impacting the Company (which term "Company" includes its subsidiaries and affiliates (other than Pure Nature, LLC)) occurring prior to the Closing; (b) any and all Breaches of this Agreement by Seller; and (c) any and all claims by a third party relating to Seller's actions (or inactions, as the case may be) or gross negligence; (d) any untrue statement or material fact represented and warranted by Seller hereunder or any omission of material information necessary to make any representation made herein not misleading or (e) any claim by any person or entity for any and all brokerage or finder's fees, or commissions, or similar payments, based upon any agreement or understanding (whether actual, or alleged to have been made by any such person or entity with either Seller or the Company (car any person acting on their behalf) in connection with the contemplated Transaction or this Agreement.

     Section 6.2 INDE1VINJFICATION BY BUYER: Buyer shall indemnify, save, defend and hold harmless Seller from and against any and all damages, costs, liabilities, and expenses, of any kind whatsoever (including reasonable attorneys' fees) arising directly out of (a) any and all activities and/or operations of the Company and the Company's subsidiaries conducted after the Closing; (b) any and all Breaches of this Agreement by Buyer; (c) any untrue statement or material fact represented and warranted by Buyer hereunder or any omission of material information necessary to make any representation made herein not misleading or (d) any and all claims by a third party relating to Buyer's and/or the Company's actions or gross negligence, not also involving the actions or_ gross negligence of Seller, occurring after the Closing.

                               ARTICLE VII THE CLOSING

     Section 7.1 SELLER OBLIGATIONS: At the time of the consummation of this transaction (the "Closing"), Sellers shall deliver or cause to be delivered to Buyer:

           (a)	One or more irrevocable stock powers duly executed by
the Seller and medallion guaranteed to the Buyer in the name of Buyer;

           (b)	All other instruments or documents as may be reasonably
required to consummate the Transaction contemplated by this Agreement; and

                 (d)	Instruction by him or the Company to the transfer agent
of the Free-Trading Securities to re-issue the Free-Trading Securities strictly in accordance with this Agreement and/or at the direction and request of the Buyer, to provide for the Transactions contemplated herein.

     Section 8.2 BUYER'S OBLIGATIONS: At the Closing, Buyer shall deliver to Seller the Purchase Price as set forth in Section 2.2. of this Agreement.

     Section 8.3 THE CLOSING. The Closing shall occur on or before close of business on April 8, 2005 or as soon thereafter as possible using reasonable diligence and efforts. Closing may occur in counterparts as necessary.

ARTICLE IX
GENERAL PROVISIONS

     Section 9.1 ASSIGNMENT. Seller may not assign or transfer their respective interests and/or rights under this Agreement without the prior written consent of the Buyer. The Buyer may not assign this Agreement without the consent of the Seller.

     Section 9.2 BINDING EFFECT. This Agreement shall be binding upon the Parties hereto and their personal representatives, executors, heirs, beneficiaries, distributees, successors, and permitted assigns, if any.

     Section 9.3 NOTICES. Unless otherwise changed by written notice, any notice or other communications required or permitted hereunder shall be deemed given if sent facsimile, hand delivery or courier addressed to the respective party at the address set forth in the initial paragraph of this Agreement or by other means upon reasonable evidence that receipt of such notice has been acknowledged.

       Section 9.4: GOVERNING LAW. This Agreement shall be governed and interpreted solely in accordance with the laws of the State of [Nevada][Colorado], and applicable U.S. federal law, if any, and in each case without regard to their choice of laws principles.

     Section 9.5: SURVIVAL OF REPRESENTATIONS. All agreements, representations, covenants, and warranties, on the part of the Parties contained herein, shall survive the Closing of this Agreement, and any investigation made at any time with respect thereto, shall not merge into any of the documents and instruments executed and delivered pursuant hereto, and shall remain enforceable to the fullest extent permitted by law and/or equity.

     Section 9.6: ENTIRE AGREEMENT: This Agreement embodies the entire agreement between the Parties hereto with respect to the subject matter hereof, and supersedes all prior, and contemporaneous, negotiations, agreements, and understandings, whether written or oral. This Agreement, nor any provision herein, may not be changed, waived, discharged, or terminated, except by an express written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     Section 9.7. FURTHER ASSURANCES. The Parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.


     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above.



BUYER


/s/ Michael Naughton


SELLER:


/s/ Brad Steward




COMPANY:

COMPOUND NATURAL FOODS,
INC. a Nevada corporation

By: /s/ Gerald R. Newman, President


Exhibit "A"
Escrow Agreement






	0